EXHIBIT 10.2

                           HOSTING SERVICES AGREEMENT

         THIS HOSTING SERVICES AGREEMENT ("Agreement") is made and entered into as of the 28th day of December, 2001 ("Effective Date"), by and between Digital River, a corporation with offices at 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344 ("Client") and Network Commerce Inc., a Washington corporation with offices at 411 First Avenue S., Seattle, WA 98104 ("Host") (Client and Host are each sometimes referred to in this Agreement as a "party" and collectively as the "parties").

                                    RECITALS

         A. Client and Host have entered into an Asset Purchase Agreement, dated as of December 28, 2001 (the "Asset Purchase Agreement") whereby Client has agreed to purchase certain assets of Host and FreeMerchant.com, Inc., including the FreeMerchant.com Web site, and related services, content and other materials relating to Host's business provided on or through the FreeMerchant.com web site (collectively, the "Site").

         B. In furtherance of the Asset Purchase Agreement and in order to provide continuity and uninterrupted service to users with regards to the Site, Client desires and Host agrees that Host will continue to host the Site using Client's and Host's computers servers, networks and systems during the Term (as defined below) of this Agreement, so that the Site remains available to users and so that the Site and its users may be smoothly transitioned to Client.

         NOW THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

1. Services.

     a. Services. Host agrees to provide to Client web and commerce hosting and related services throughout the Term as follows and as set forth in Exhibit A hereto (collectively, the "Hosting Services"):

     (i) Host shall, using Client's and Host's computer systems, servers and other information processing, transmission (including telecommunications connections) and storage systems, as well as certain systems and servers purchased by Client pursuant to the Asset Purchase Agreement and located at Host's premises (collectively, the foregoing constitutes the "Servers"), make the Site available over the Internet on a twenty four (24) hour a day, seven (7) day a week basis, in a manner consistent with Exhibit A and otherwise (e.g., throughput, capacity, server response time, and other measures of performance and reliability) on the service levels that Host has maintained prior to November 30, 2001;

     (ii) Host shall use its best efforts to minimize disruptions to the availability of the Site and shall restore, as soon as reasonably practicable, availability of the Site in the event of any outages. Client acknowledges that Host uses the products and services of third-party data centers, internet service providers, telecommunications companies and infrastructure provided by other third parties that may cause or result in disruptions to the Site or Hosting Services which are beyond the control of Host. The parties will mutually agree on the timing and schedule of any downtime that Host reasonably believes is necessary for the purpose of maintenance, modification, or updating of the Site. Host shall notify Client within two (2) hours in the event of any unscheduled downtime. Host shall use its best efforts to minimize any disruption, inaccessibility and/or inoperability of the Site in connection with downtime, whether scheduled or not;

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     (iii) Host shall  maintain a complete  and current  backup copy of the Site and other materials hosted by Host on servers at a remote location ("Backup Materials"). If access or service is interrupted to the Site or to any portion thereof, the appropriate backup will be activated as soon as possible to prevent disruptions, but in any event within two hours;

     (iv) Host will make a complete backup of the Site every week. At least once every two (2) weeks during the Term, and at any other time as reasonably requested by Client, Host will deliver to Client a complete electronic copy of the Site and the server logs of all Site activity;

     (v) Host shall provide Client with electronic access to the Servers (e.g., by dial-up connection or by other mutually agreed upon means); and

     (vi) Host shall provide Client with such additional services, if any, as are set forth at Exhibit B or may be mutually agreed upon in writing (the "Additional Services").

     b. Content Control. Except as otherwise provided herein or mutually agreed in writing, Client shall have sole control over the Client Content (defined below); provided, however, that Client shall not alter packaging or pricing without Host's written agreement. Host shall not supplement, modify, or otherwise alter any of the Client Content (other than minor, non-substantive modifications strictly necessary to perform routine maintenance to the Site and those additions and modifications to the Client Content explicitly permitted under this Section 1(b)) except with Client's prior written consent. Host may add merchants to the Client Content without Client's prior written consent. Host may also add advertisers or other third party service providers to the Client Content without Client's prior written consent, provided that (i) the amount of FreeMerchant Non-Subscription Revenue per month attributable to each additional advertiser or other third party service provider does not exceed Ten Thousand Dollars ($10,000), and (ii) the additions do not involve any changes to Client's production system other than standard integration links and HTML, and Host complies with the change control and quality assurance procedures as mutually agreed by the parties. Otherwise, Host shall request Client's written consent to add advertisers or other third party service providers to the Client Content, and Client shall either approve or reject Host's request within two (2) business days. If Client does not respond within two (2) business days to Host's request to add advertisers or third party service providers, then Host shall determine whether such advertisers or third party service providers shall be added to the Client Content. To the extent Client requests that Host upload any Client Content on Client's behalf, Host shall promptly do so within forty-eight (48) hours of delivery of such Client Content to Host or, if not reasonably practicable, the parties will agree on a suitable timeframe. The term "Client Content" means, collectively, the Site, including any and all text, photographs, graphics, logos, trademarks, service marks, video clips, audio clips, software, data and other content and materials comprising the Site (including all domain names), and any other materials hosted for or provided by Client hereunder, as such materials may be modified from time to time.

2. Intellectual Property Rights.

     License of Client Content. Subject to the terms and conditions of this Agreement, Client grants to Host, and Host accepts from Client, a limited, non-exclusive, non-transferable, non-sublicensable license during the Term to copy, display, use and transmit the Client Content, solely for benefit of Client and solely on or in conjunction with the Site and Host's performing the Hosting Services. Client grants no other rights other than explicitly granted herein, and Host will not exceed the scope of this license. Any modifications that may be created by Host in conjunction with the Site and Host's performing the Hosting Services will be the sole and exclusive property of Client, and Host

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hereby irrevocably assigns to Client all right, title and interest to any such modifications.

         Assistance. At Client's request and expense, Host will provide all reasonable assistance and cooperation to Client, and will give testimony and execute documents, and take such further acts reasonably requested by Client to acquire, transfer, maintain, perfect, and enforce Client's intellectual property or other rights in the Client Content and other Client intellectual property. Host hereby irrevocably constitutes and appoints Client as its true and lawful attorney in fact with full power of substitution (which power is coupled with an interest) to execute all documents and instruments and do other such acts and things as Client, in its sole discretion, shall deem necessary or desirable to effectuate the foregoing. Client agrees that it will not avail itself of such power of attorney except with respect to acts it deems necessary or desirable concerning the Client Content and unless Client is unable, after delivering a written request to Host and allowing Host thirty (30) days to respond after delivery of such written request, to secure the assistance of Host to do or cause to be done, the acts contemplated above.

3. Payment Terms.

         Hosting Payment. Subject to the terms and conditions of this Agreement, Client shall pay Host for the Hosting Services in the amounts set forth at Exhibit C, and at such times provided by the payment schedule specified therein. Client shall pay Host for any Additional Services, if any, as specified in Exhibit B at rates mutually agreed by the parties.

         Taxes. The amounts stated in Exhibit B and Exhibit C include all taxes, duties, levies and similar amounts imposed by any governmental entity, exclusive of taxes on Host's net income, and Host shall be solely responsible for any such taxes, duties or levies.

         Invoices. Except as otherwise provided herein, Client agrees that all undisputed amounts shall be due and payable within five (5) business days after Client's receipt of invoice. In the event Client disputes in good faith the amount charged, Hosting Services completed, or whether such invoice is properly payable, the amount of such invoice will not be due and payable until the parties resolve the dispute.

4. Warranties.

     a. Host Warranties. Host warrants to Client that: (i) Host has the right and authority to enter into and perform its obligations under this Agreement;
(ii) Host shall perform the Hosting Services and the Additional Services, if any, in a workmanlike manner and with the highest professional diligence and skill; (iii) the Hosting Services and the Additional Services, throughout the Term of this Agreement, shall conform substantially to the terms of this Agreement and the terms of Exhibit A and Exhibit B respectively; (iv) all materials used by Host in performing hereunder do not and shall not infringe on or misappropriate any intellectual property rights or similar rights of any third party; and (v) Host shall comply with all laws, rules and regulations applicable to the performance of this Agreement and the provision of the Hosting Services and the Additional Services.

     b. Disclaimer of Warranty. EXCEPT FOR THE EXPRESS WARRANTIES HEREIN, HOST AND CLIENT, RESPECTIVELY, DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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5. Limitation of Liability.

     a. Consequential and Similar Damages. EXCEPT FOR EACH PARTY'S OBLIGATIONS UNDER SECTION 6 OF THIS AGREEMENT (INDEMNIFICATION), AND FOR BREACHES OF SECTION 8 (CONFIDENTIALITY) OR HOST'S BREACH OF SECTION 2(a) (LICENSE OF CLIENT CONTENT), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFIT OR GOODWILL, FOR ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT OR OTHERWISE, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     b. Direct Damages. EXCEPT FOR CLIENT'S BREACH OF SECTION 8 (CONFIDENTIALITY), CLIENT'S TOTAL, AGGREGATE LIABILITY FOR ANY AND ALL REASONS ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO DIRECT DAMAGES NOT TO EXCEED THE AMOUNTS TO BE PAID BY CLIENT HEREUNDER FOR THE HOSTING SERVICES.

6. Indemnification.

     a. By Host. Host agrees to indemnify, hold harmless and defend Client and its directors, officers, employees and agents from and against any debts, liabilities, settlements, costs, damages and losses, however designated (including reasonable costs and expenses and reasonable attorneys' fees) arising from or related to any claim brought by any unaffiliated third party: (i) arising from or related to Host's actual or threatened breach of this Agreement;
(ii) regarding any gross negligence or willful misconduct of Host; or (iii) regarding any allegation that any materials used by Host in performing hereunder, including any third party software or other materials provided by Host hereunder in connection with the Hosting Services, infringe or misappropriate the intellectual property rights or similar rights of any third party. Host agrees that Client shall have the right to participate in the defense of any such claim through counsel of its own choosing.

     b. By Client. Client agrees to indemnify, hold harmless and defend Host and its directors, officers, employees and agents from and against any debts, liabilities, settlements, costs, damages and losses, however designated (including reasonable costs and expenses and reasonable attorneys' fees) arising from or related to any claim brought by any unaffiliated third party arising from or relating to any breach by Client of this Agreement.

7. Term and Termination.

     a. Term. The term of this Agreement shall commence on the Effective Date and shall continue thereafter until 31 October 2002, unless sooner terminated by either party in accordance with this Section (the "Term"). Thereafter, the Term shall renew only upon the mutual written agreement of the parties.

     b. Termination. This Agreement may be terminated: (i) by Client for any reason or no reason at all after June 27, 2002 upon thirty (30) days written notice to Host; (ii) by Host for any reason or no reason at all after June 27, 2002 upon sixty (60) days written notice to Client; (iii) by Client in the event Host makes a general assignment for the benefit of creditors, files a voluntary

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petition in bankruptcy or for reorganization or arrangement under the bankruptcy laws, if a petition in bankruptcy is filed against Host, or if a receiver or trustee is appointed for all or any part of the property or assets of Host; (iv) by a written agreement executed by both of the parties; or (v) by either party upon written notice provided the other party materially breaches any provision of this Agreement and fails to cure such material breach within 30 days after the non-breaching party provides written notice of such breach.

     c. Return and Destruction. Within seven (7) days of termination or expiration of this Agreement, Host shall deliver to Client all copies of Client Content, the Site, Confidential Information (defined below) and hardware and other materials owned by Client in Host's possession, custody or control, and Host shall erase and remove all copies of all Client Content, the Site and Confidential Information from any computer equipment and media in Host's possession, custody or control.

     d. Termination Assistance. During the Term and for a period of thirty (30) days following the termination or expiration of this Agreement, Host shall provide Client with its good faith, reasonable cooperation and assistance to smoothly, and with a minimum of interruption or degradation of service, transition the Site to a successor service provider chosen by Client, and Client shall pay Host a reasonable, mutually agreed hourly fee for any services requested in writing by Client.

8. Confidentiality.

     a. Confidential Information. Each party understands and agrees that during the course of this Agreement it may be furnished with or otherwise have access to non-public information that the other party considers to be confidential, including but not limited to user, usage and performance information relating to the Site, as well as other business and technical information, marketing plans, research, designs, plans, methods, ideas, inventions, techniques, trade secrets, processes and know-how of Client, whether tangible or intangible and whether or not stored, compiled or memorialized physically, electronically, graphically or in writing (the "Confidential Information"). Each party agrees to secure and protect the Confidential Information of the other in a manner consistent with the maintenance of the other party's rights therein, using at least as great a degree of care as it uses to maintain the confidentiality of its own confidential information of a similar nature or importance, but in no event use less than reasonable efforts. Neither party will use, sell, transfer, publish, disclose, or otherwise make available any portion of the Confidential Information of the other party to third parties, except as expressly authorized in this Agreement. At all times during and after the Term and notwithstanding any termination or expiration of this Agreement, the receiving party agrees to hold all such Confidential Information in confidence, not to disclose it to others or use it in any way, commercially or otherwise, except as authorized in writing by the disclosing party or in performance of its obligations under this Agreement, and not to allow any unauthorized person access to it. Notwithstanding the foregoing, the receiving party may disclose Confidential Information to the extent it is required to be disclosed pursuant to a duly authorized subpoena, court order, or government authority, provided that the receiving party provides prompt written notice to the other party prior to such disclosure, so that such party may seek a protective order or other appropriate remedy.

     b. Exceptions to Confidential Information. Notwithstanding Section 8(a), Confidential Information of a party shall not include information which: (i) is, as of the time of its disclosure or thereafter becomes part of the public domain through a source other than the receiving party; (ii) was rightfully known to the receiving party as of the time of its disclosure; (iii) is independently developed by the receiving party without reference to the Confidential Information; or (iv) is subsequently learned from a third party not under a confidentiality obligation to the disclosing party.

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9. General.

     a. Independent Contractors. The parties and their respective personnel, are and shall be independent contractors and neither party by virtue of this Agreement shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other party.

     b. Assignment. Host may not assign or delegate any of its rights, duties or obligations under this Agreement to any person or entity, in whole or in part, by operation of law or otherwise, without the prior written consent of Client.

     c. Waiver. No waiver of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. No delay in exercising, no course or dealing with respect to, or no partial exercise of any right or remedy hereunder shall constitute a waiver of any other right or remedy, or future exercise thereof.

     d. Severability. If any provision of this Agreement is determined to be invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted, and the balance of the Agreement shall remain enforceable.

     e. Notice. All notices shall be in writing and shall be deemed to be delivered when received by certified mail, postage prepaid, return receipt requested, or when sent by facsimile or email confirmed by a call back. All notices shall be directed to the parties at the respective addresses given on the first page, above, or to such other address as either party may, from time to time, designate by notice to the other party.

     f. Amendment. No amendment, change, waiver, or discharge hereof shall be valid unless in writing and signed by both parties.

     g. Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to its conflict of laws provisions.

     h.  Survival.   The  definitions  herein  and  the  respective  rights  and obligations of the parties under Sections 2(b), 4, 5, 6, 7(c), 7(d), 8 and 9 shall survive any termination or expiration hereof.

     i. Entire Agreement. This Agreement, together with Exhibits A, B and C, which are incorporated by reference, constitutes the complete and exclusive statement of all mutual understandings between the parties with respect to the subject matter hereof, superseding all prior or contemporaneous proposals, communications and understandings, oral or written.


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         IN WITNESS WHEREOF, the parties, by their duly authorized
representatives, have executed this Hosting Services Agreement as of the Effective Date.

CLIENT: DIGITAL RIVER, INC.                          HOST: NETWORK COMMERCE INC.



_________________________                            _________________________
Signature                                            Signature

_________________________                            _________________________
Name                                                 Name

_________________________                            _________________________
Title                                                Title


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                                    EXHIBIT A
                                       TO
                           HOSTING SERVICES AGREEMENT

                         Hosting Services and Standards


1.       Service Standards:

     a. Availability of Site. Host shall use its best efforts to ensure that the Site is publicly available to users a minimum of ninety nine and one-half percent (99.5%) of the time during any 24-hour period, except for (a) mutually agreed upon scheduled downtime for purposes of maintaining, updating and/or modifying the Site or otherwise upon the request of Client and (b) unforeseen disruptions to the Site or the Hosting Services caused by third-party data centers, internet service providers, telecommunications companies and other third parties beyond the control of Host.

     b. Support. During the term of this Agreement, Host shall maintain the level of customer service, technical support and other customer support as in effect as of November 30, 2001, including applicable staffing levels and response times. Host will deliver to Client a weekly report on all system incidents or customer satisfaction incidents. Host may send e-mail to merchants as necessary to provide customer support in the ordinary course of business. Host may not send marketing e-mail to merchants or their customers without Client's prior written consent.

     c. Changes to Site. Before Host makes any changes to the Site or its production systems, Host must follow a change control process as mutually agreed by Client and Host.

     d. Security. Host shall use not less than the same level of care that it has used prior to November 30, 2001, but in no event less than its best reasonable efforts to prevent unauthorized access to the Site and any databases or other sensitive material generated from or used in conjunction with the Site, and Host shall promptly notify Client in writing of any known security breaches or potential security breaches.

     e. Uncontrollable Circumstances. Neither party shall be deemed in violation of this Agreement if it is prevented from performing any of the obligations under this Agreement by reason of severe weather and storms; earthquakes or other natural occurrences; power failures; military emergencies; or any other circumstances which are not within its reasonable control; provided that the affected party immediately notify the other party of such circumstances, and uses its best efforts to minimize the impact thereof.


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                                    EXHIBIT B
                                       TO
                           HOSTING SERVICES AGREEMENT

                               Additional Services





                                      None.





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                                    EXHIBIT C
                                       TO
                           HOSTING SERVICES AGREEMENT

                        Hosting Payment Terms & Schedule


o        Hosting Services Fees and Payment Schedule:

         Beginning in January 2002, and during the Term, Client shall pay $40,000 per month, which amount will be due on the fifth business day of the applicable month (thus, for example, the payment for services rendered in January 2002 will be due and payable on January 7, 2002, the payment for services rendered in February 2002 will be due and payable on February 7, 2002, and so on). Host shall provide the Hosting Services at no charge to Client from the Effective Date through December 31, 2001.

         If Client provides written notice of termination pursuant to Section 7(b)(i), then one-half of any payments under this Agreement due to Host after the date of such notice will be due as described in the previous paragraph and the other half of any payments under this Agreement due to Host after the date of such notice will be due on the date of termination and not as described in the previous paragraph.













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